                                                                    Exhibit 10.2

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                            STOCK PURCHASE AGREEMENT

                           Dated as of June 30, 1999

                                  By and Among

                   GULFSTREAM PARK RACING ASSOCIATION, INC.,
                             a Florida corporation,

                                      and

                     GULFSTREAM HOLDINGS, INC. OF ILLINOIS,
                            an Illinois corporation,

                                      and

                                MI VENTURE INC.,
                            a Delaware corporation.



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

                               TABLE OF CONTENTS
                               -----------------

Section                                                               Page
---------                                                             ----

1.      DEFINITIONS.............................................         1
        1.1       Definitions ..................................         1
        1.2       Other Definitional Provisions ................         7

2.      PURCHASE AND SALE OF SHARES; CLOSING....................         7
        2.1       Purchase and Sale of Shares ..................         7
        2.2       Purchase Price ...............................         7
        2.3       Closing ......................................         7
        2.4       Sales and Transfer Taxes .....................         8

3.      REPRESENTATIONS AND WARRANTIES OF COMPANY...............         8
        3.1       Organization and Good Standing ...............         8
        3.2       No Other Subsidiary ..........................         9
        3.3       Capital Structure ............................         9
        3.4       Ownership of Shares ..........................         9
        3.5       Power; Authorization and Approvals; Enforceability     9
        3.6       Governmental Consents ........................         10
        3.7       No Conflict ..................................         10
        3.8       Real Property ................................         11
        3.9       Brokers and Finders ..........................         11
        3.10      Tax Returns ..................................         11
        3.11      Financial Statements .........................         12
        3.12      Properties ...................................         12
        3.13      Intangible Personal Property .................         12
        3.14      Condition and Sufficiency of Assets ..........         13
        3.15      Insurance ....................................         13
        3.16      No Material Adverse Change ...................         13
        3.17      Employment Agreements ........................         13
        3.18      Legal Proceedings; Orders ....................         14
        3.19      Employee Benefit Plans .......................         14
        3.20      Compliance with Laws .........................         16
        3.21      Absence of Certain Changes and Events ........         16
        3.22      Contracts ....................................         17
        3.23      Environmental Compliance .....................         18
        3.24      Accuracy of Representations and Warranties ...         19

4.      REPRESENTATIONS AND WARRANTIES OF PURCHASER.............         19
        4.1       Organization and Good Standing ...............         19
        4.2       Power; Authorization and Approvals ...........         19
        4.3       Enforceability ...............................         19

        4.4       Governmental Consents ........................         20
        4.5       No Conflict ..................................         20
        4.6       Investment Intent ............................         20
        4.7       Brokers and Finders ..........................         20
        4.8       Subsidiary ...................................         21

5.      REPRESENTATIONS AND WARRANTIES OF SELLER................         21
        5.1       Organization and Good Standing ...............         21
        5.2       Capital Structure ............................         21
        5.3       Ownership of Shares ..........................         21
        5.4       Power; Authorization and Approvals; Enforceability     21
        5.5       Governmental Consents ........................         22
        5.6       No Conflict ..................................         22
        5.7       Brokers and Finders ..........................         22

6.      COVENANTS OF SELLER AND COMPANY.........................         23
        6.1       No Solicitation ..............................         23
        6.2       No Changes with Respect to Shares; Waiver of Rights    23
        6.3       Conduct of Business ..........................         23
        6.4       Conduct of Business - Affirmative Covenants ..         25
        6.5       Access to Information and Personnel ..........         26
        6.6       Best Efforts .................................         27
        6.7       Resignations of Directors ....................         27
        6.8       Payment of Accrued Amounts ...................         27
        6.9       Tax Matters ..................................         28

7.      COVENANTS OF PURCHASER..................................         28
        7.1       Confidentiality ..............................         28
        7.2       Best Efforts .................................         29
        7.3       Purchaser's Financial Ability ................         29

8.      CONDITIONS TO CLOSING...................................         29
        8.1       Conditions Precedent to Purchaser's Performance        29
        8.1.1     Compliance with this Agreement ...............         29
        8.1.2     No Material Adverse Change ...................         30
        8.1.3     No Default ...................................         30
        8.1.4     No Illegality ................................         30
        8.1.5     Governmental Consents and Approvals ..........         30
        8.1.6     Absence of Legal Challenge to Acquisition ....         30
        8.1.7     Approval of Documentation ....................         30
        8.1.8     Share Certificates ...........................         30
        8.1.9     Director and Officer Resignations ............         31
        8.1.10    Execution of Agreements ......................         31
        8.1.11    Opinion of Counsel ...........................         31
        8.1.12    Corporate Action .............................         31
        8.1.13    Survey .......................................         31
        8.1.14    Title ........................................         31
        8.1.15    Release of Liens; Repayment of Outstanding
                  Loan and Mortgage Balance ....................         31
        8.1.16    Limited Support Letters ......................         32
        8.1.17    SunTrust Waiver ..............................         32
        8.1.18    Termination of Arrangements with Affiliates ..         32
        8.2       Conditions Precedent to Seller's Performance .         32
        8.2.1     Compliance with this Agreement ...............         32
        8.2.2     No Illegality ................................         33
        8.2.3     Government Consents and Approvals ............         33
        8.2.4     Absence of Legal Challenge to Acquisition ....         33
        8.2.5     Corporate Action .............................         33
        8.2.6     Approval of Documentation ....................         33
        8.2.7     Execution of Agreements ......................         33
        8.2.8     Opinion of Counsel ...........................         33
        8.2.9     Payment of Accrued Interest and Fees .........         33

9.      TERMINATION PRIOR TO CLOSING............................         34
        9.1       Termination ..................................         34
        9.2       Effect of Termination ........................         35

10.     INDEMNIFICATION..........................................        35
        10.1      Indemnification by Seller ....................         35
        10.2      Indemnification by Purchaser .................         36
        10.3      Third Party Claims ...........................         36
        10.4      As Is Transaction; No Warranties: ............         37

11.     POST-CLOSING MATTERS.....................................        38
        11.1      Survival of Representations and Warranties ...         38
        11.2      Select Employees of Company ..................         38

12.     MISCELLANEOUS............................................        38
        12.1      No Public Announcement .......................         38
        12.2      Expenses .....................................         38
        12.3      Notices and Legal Process ....................         39
        12.4      Counterparts .................................         40
        12.5      Waiver .......................................         40
        12.6      Entire Agreement .............................         41
        12.7      Binding Agreement; Assignment ................         41
        12.8      Governing Law ................................         41
        12.9      Captions .....................................         41
        12.10     Parties in Interest ..........................         41
        12.11     Severability; Construction ...................         41
        12.12     Schedules and Exhibits .......................         41
        12.13     Waiver of Right to Jury Trial ................         41

     THIS STOCK PURCHASE AGREEMENT is made as of June 30, 1999, by and among GULFSTREAM PARK RACING ASSOCIATION, INC., a Florida corporation (the "Company"), GULFSTREAM HOLDINGS, INC. OF ILLINOIS, an Illinois corporation (the "Seller"), each with its principal office at 901 S. Federal Highway, Hallandale, Florida 33009, and MI VENTURE INC., a Delaware corporation (the "Purchaser") with its principal office in c/o Magna International Inc., 337 Magna Drive, Aurora, Ontario, Canada L4G7K1.


                              W I T N E S S E T H:


     WHEREAS, the Company is the owner and operator of a race course in Hallandale, Florida commonly known and referred to as "Gulfstream Park" and is engaged in the operation of a thoroughbred horse racing and pari-mutuel wagering business at Gulfstream Park and related activities conducted under a permit issued by the State of Florida and a racing license issued by the Division of Pari-Mutuel Wagering of the Department of Business and Professional Regulation of the State of Florida;

     WHEREAS, the Seller owns 100% of the issued and outstanding shares of capital stock of the Company;

     WHEREAS, subject to the terms and conditions set forth herein, the Seller wishes to sell, assign, transfer and convey to the Purchaser, and the Purchaser wishes to purchase and acquire, 100% of the issued and outstanding shares of capital stock of the Company.

     NOW, THEREFORE, in consideration of the above premises and the mutual agreements and covenants set forth below, the parties hereto hereby agree as follows:

 1.  DEFINITIONS.
     -----------

      1.1 Definitions.  In this Agreement, unless the context otherwise
          -----------
requires, all of the terms defined in the preamble or recitals hereto shall have the same meanings herein and the following terms shall have the meanings respectively set forth opposite them:

"Acquisition Agreements"                the Escrow Trust Instructions and the
                                        Confidentiality Agreement.

"Affiliate"                             a person or entity that directly or
                                        indirectly, through one or more
                                        intermediaries, controls or is
                                        controlled by, or is under common
                                        control with, the person or entity
                                        specified.  For purposes of Section
                                        1.1, "control" shall be defined as
                                        (a) 50% or more common equity
                                        ownership, or (b) the ability to
                                        direct
                                        the management or policies of a company, whether by contract or otherwise.

"Agreement"                             this Agreement, as amended, modified and
                                        supplemented from time to time.

"Annual Financial                       the audited balance sheets of the
                                        Company as of December 31, 1997 and 1998 and the related audited statements of operations, statements of shareholders' equity and cash flow of the Company for the fiscal years ended on each such date, accompanied by the reports thereon of PricewaterhouseCoopers.

"Balance Sheet"                         the term defined in Section 3.11.

"Bank"                                  the Bank of Nova Scotia.

"Business"                              the operation of a thoroughbred horse
                                        racing and pari-mutuel wagering business and related activities at Gulfstream
                                        Park conducted under the Pari-Mutuel
                                        Wagering Permit.

"Canadian Securities Acts"              the securities laws, rules and
                                        regulations of each of the provinces and territories of Canada, and any related national policy guidelines, as in effect from time to time.

"Closing"                               the consummation of the purchase and
                                        sale of the Shares pursuant to
                                        Section 2.

"Closing Date"                          the date that each of the conditions
                                        set forth in Section 8 will have been
                                        satisfied or waived in accordance
                                        with this Agreement.

"COBRA"                                 the Consolidated Omnibus Budget
                                        Reconciliation Act of 1985, as
                                        amended.

"Code" the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

"Confidentiality                        the Confidentiality Agreement, dated
Agreement"                              as of March 30, 1999 between Magna
                                        and the Company.


"Contracts"                             all material contracts, commitments,
                                        obligations and
                                        agreements of the Company or its
                                        Subsidiaries, whether written or oral.

"Corporate Records"                     the Articles of Incorporation and bylaws
                                        and all amendments thereto, stock
                                        ledgers, all minutes of the proceedings
                                        of the Board of Directors and
                                        shareholders, corporate seals, and all
                                        other documents relating to the
                                        organization and corporate maintenance
                                        of a corporation.

"Credit Agreement"                      the Credit Agreement, dated as of
                                        February 17, 1994, between the Company
                                        and the Bank, as amended, modified and
                                        supplemented from time to time, and any
                                        related credit and collateral documents.

"Damages"                               the term defined in Section 10.1.

"Demand Note"                           the Demand Note, dated as of March 23,
                                        1990, by the Company to the order of
                                        Orient Corporation, as assigned to the
                                        Mortgagee and as amended, modified and
                                        supplemented from time to time, and any
                                        related credit and collateral documents.

"Division"                              the Division of Pari-Mutuel Wagering of
                                        the Department of Business and
                                        Professional Regulation of the State of
                                        Florida.

"Dollar(s)", "$" and                    lawful currency of the United States of
                                        America which is legal tender for the
                                        payment of public and private debts in
                                        the United States of America.

"ERISA" the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

"ERISA Affiliate"                       the term defined in Section 3.19.1.

"ERISA Benefit Plans"                   the term defined in Section 3.19.1.

"Escrow Trustee"                        Chicago Title and Trust Company or other
                                        Person acceptable to the Seller and the
                                        Purchaser.

"Escrow Trust Instructions"             the escrow trust instructions
                                        substantially in the form attached
                                        hereto as Exhibit 1 to be dated as of
                                        the Closing Date among the Purchaser,
                                        the Seller and the Escrow Trustee.

"Employees"                             all employees of the Company.

"GAAP" U.S. generally accepted accounting principles applied on a basis consistent with those used by the Company in connection with the preparation of the Company's financial statements referred to in Section 3.11.

"Governmental Authority"                any foreign, federal, state, local or
                                        other governmental authority or
                                        regulatory body.

"Gulfstream Park"                       the race course in Hallandale, Florida
                                        commonly known and referred to as
                                        "Gulfstream Park".

"Hazardous Substance"                   the term defined in Section 3.23.

"HSR Act"                               the Hart-Scott-Rodino Antitrust
                                        Improvements Act of 1976, as amended,
                                        and the rules and regulations
                                        promulgated thereunder.

"Indemnified Seller Parties"            the term defined in Section 10.2.

"Indemnitor"                            the term defined in Section 10.1.

"Intangible Personal Property"          any domestic and foreign patent, patent
                                        application, invention disclosure,
                                        trademark, trademark registration, trade name, service mark and application for any of the foregoing, and any other trade secrets and proprietary know-how owned or used by the Company in the conduct of Business.

"IRS"                                   the Internal Revenue Service.

"Liabilities"                           all contractual or non-contractual
                                        obligations, debts or liabilities of any nature of the Company, whether accrued or unaccrued, contingent or absolute, direct or indirect, recorded or unrecorded, potential or realized.

"Licenses"                              all licenses, permits, franchises,
                                        rights and privileges issued by any
                                        Governmental Authority necessary for the conduct of the Business as presently conducted.

"Lien" any charge, claim, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Magna"                                 Magna International Inc.

"Material Adverse Effect"               any condition, circumstance, change
                                        or effect (or any development that
                                        would reasonably be expected to
                                        result in any condition,
                                        circumstance, change or effect) that
                                        is materially adverse to the assets,
                                        business, financial condition,
                                        results of operations or prospects of
                                        the Company.

"Mortgagee"                             Orient Corporation, in its own
                                        capacity or as agent for Orient
                                        Corporation (USA).

"Outstanding Loan and                   all amounts of principal due and
Mortgage Balance"                       owing by the Company to: (i) the Bank
                                        pursuant to the Credit Agreement; and
                                        (ii) the Mortgagee pursuant to the
                                        Demand Note.


"Pari-Mutuel Wagering                   the license issued to the Company by
Permit"                                 the Division and the permit issued by
                                        the State of Florida with respect to
                                        the thoroughbred horse racing and
                                        pari-mutuel wagering operations and
                                        related activities of the Company,
                                        including, without limitation, the
                                        conduct of live racing and
                                        simulcasting.


"Pension Plans"                         the term defined in Section 3.19.1.

"Person" a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture,
                                        Governmental Authority or other
                                        entity of whatever nature.

"Proceeding"                            any action, arbitration, audit,
                                        hearing, investigation, litigation or
                                        suit (whether civil, criminal,
                                        administrative or investigative)
                                        commenced, brought, conducted or
                                        heard by or before or otherwise
                                        involving any Governmental Authority
                                        or arbitrator.

"Property"                              all real property owned by the
                                        Company.

"Purchase Price"                        the term defined in Section 2.2.

"Requirement of Law"                    as to any legal entity, the Articles of
                                        Incorporation and bylaws or other
                                        organizational or constituent documents
                                        of such legal entity, and any law,
                                        treaty, rule or regulation or order,
                                        writ, injunction, decree or
                                        determination of an arbitrator or court
                                        order or Governmental Authority, in each case applicable to or binding upon such legal entity or to which any of its property is subject.

"SEC" the Securities and Exchange Commission of the United States of America and any successor Governmental Authority.

"Schedules"                             all schedules to this Agreement.

"Securities Act"                        the Securities Act of 1933, as amended,
                                        and the rules and regulations of the SEC promulgated thereunder, all as in effect from time to time.

"Share Certificates"                    the stock certificate(s) representing
                                        the Shares.

"Shares"                                the term defined in Section 2.1.

"Subsidiary"                            with respect to any Person (the
                                        "Owner"), any corporation or other
                                        Person of which securities or other
                                        interests having the power to elect a
                                        majority of that corporation's or other
                                        Person's board of directors or similar
                                        governing body, or otherwise having
                                        power to direct the business and
                                        policies of that corporation or other
                                        Person (other than securities or other
                                        interests having such power only upon
                                        the happening of a contingency that has
                                        not occurred) are held by the Owner or
                                        one or more of its Subsidiaries; and,
                                        when used without reference to a
                                        particular person, a Subsidiary of the
                                        Company.

"Tax Returns"                           federal, state, local and foreign
                                        franchise, income, sales, gross receipts and all other tax returns and statements
                                        (including any information return) that
                                        are required to be filed with any
                                        Governmental Authority.

"Taxes" all federal, state, local, foreign and other tax liabilities of any and all kinds arising out of the Seller's ownership or operation of the Company and any obligation of the Company with respect to any and all taxes, including without limitation, income, profits, premiums, estimated, excise, sales, use, gross receipts, franchise, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges, whetheror not measured in whole or in part by net income, and including deficiencies, interest, additions or tax or interest and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment relating to the foregoing and including any liability for the payment of any amounts described above as a result of being a "Transferee" as defined in Section 6901 of the Code.

"Welfare Plans"                         the  term defined in Section 3.19.1.

      1.2 Other Definitional Provisions. The words "hereof", "herein" and
          -----------------------------
"hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit referenced are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. All references to specific statutes shall be to statutes of the United States of America, unless otherwise indicated.


 2.  PURCHASE AND SALE OF SHARES; CLOSING.
     ------------------------------------

      2.1 Purchase and Sale of Shares.  Upon the terms and subject to the
          ---------------------------
conditions set forth in this Agreement, at the Closing, the Purchaser shall purchase at the Purchase Price from the Seller, and the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company (the "Shares"), in consideration of the Purchaser's payment of the Purchase Price to the Seller in accordance with this Agreement. No election under Section 338 of the Code will be made in connection with the sale and purchase of the Shares.

      2.2 Purchase Price.  The Purchase Price to be paid at the Closing for the
          --------------
Shares shall be $95,000,000.

      2.3 Closing.   Subject to the conditions set forth in Section 8, unless
          -------                                           -------
this Agreement shall have been terminated pursuant to the provisions of Section
                                                                        -------
9, the Closing shall take place on the Closing Date at the offices of Masuda, Funai, Eifert & Mitchell, Ltd., One East Wacker Drive, Chicago, Illinois 60601 or at such other place and time as the parties may mutually agree.

          2.3.1 At the Closing, against the delivery of the Purchase Price as provided in Section 2.2, the Seller shall, in accordance with the Escrow
                 -------
     Trust Instructions: (1) deliver or cause to be delivered to the Escrow Trustee the Share Certificates, duly endorsed or accompanied by stock powers duly executed; (2) cause the Mortgagee to execute and deliver to the Escrow Trustee for recording a release and full reconveyance with respect to the mortgage in favor of the Mortgagee encumbering the Property; (3) cause the Bank to execute and deliver to the Escrow Trustee for recording a release and full reconveyance with respect to the mortgage in favor of the Bank encumbering the Property; (4) cause the Bank to execute and deliver to the Escrow Trustee a release of all Liens in favor of the Bank encumbering the Shares; (5) cause the Seller, the Mortgagee and the Bank to deliver to the Escrow Trustee for recording releases of all Liens on the assets of the Company in favor of the Seller, the Mortgagee or the Bank; and (6) deliver to the Purchaser all instruments and documents required to be delivered pursuant to Section 8.1. At the Closing, upon payment of all amounts
                 -------

     specified in Section 6.8 and all applications of funds under the Escrow
                  -------
     Trust Instructions, all credit facilities, loan agreements, guaranty fee arrangements and consulting agreements with the Seller, the Mortgagee and any Affiliates thereof shall terminate.

          2.3.2 At the Closing, against the delivery of the Share Certificates, the Purchaser shall: (1) pay to the Escrow Trustee, in accordance with the Escrow Trust Instructions, the Outstanding Loan and Mortgage Balance; (2) pay to the Seller, in accordance with the Escrow Trust Instructions, the difference between the Purchase Price and the Outstanding Loan and Mortgage Balances; and (3) deliver to the Seller all instruments and documents required to be delivered pursuant to Section 8.2.
                                          -------

      2.4 Sales and Transfer Taxes.  The Purchaser shall pay, or cause to be
          ------------------------
paid, all transfer Taxes and fees, recordation or similar Taxes or fees, deed, stamp, documentary, intangible property or other Taxes, recording charges, fees, or other similar cost or expense of any kind required in connection with the effectuation of the transactions contemplated by this Agreement, regardless of whether such Tax or fee is imposed on the Seller or the Company.


 3.  REPRESENTATIONS AND WARRANTIES OF COMPANY.
     -----------------------------------------

As a material inducement to the Purchaser to enter into this Agreement and to purchase the Shares, the Company hereby represents and warrants to the Purchaser as follows:

      3.1      Organization and Good Standing.  The Company is a corporation
               ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Florida. Schedule 3.1 sets forth those jurisdictions in which the
                   --------
Company is qualified to do business as a foreign corporation. The Company is qualified to do business as a foreign corporation and is in good standing in each state where the nature of the Business or its ownership, lease or operation of property or the conduct of the Business requires it to be so qualified, except to the extent that the failure of the Company to be so qualified in good standing would not, individually or in the aggregate with all such other failures, have a Material Adverse Effect. The Company has all necessary corporate power and authority and legal right to conduct the Business as it is now being conducted and to own or use the assets that it purports to own or use, except to the extent the failure to have such power, authority or legal right would not, individually or in the aggregate, have a Material Adverse Effect. Complete, current and correct copies of the Corporate Records of the Company have been delivered to the Purchaser prior to the date hereof, and no changes have been made thereto since the date of delivery of which the Purchaser has not received notice. At the Closing, all of the Corporate Records of the Company will be in the possession of the Company or the agents of the Company who will deliver the same to the Purchaser at the Closing or as otherwise directed by the Purchaser.

      3.2 No Other Subsidiary.  Except as set forth in Schedule 3.2, the Company
          -------------------                          --------
does not have any Subsidiaries.  Schedule 3.2 contains a complete and accurate
                                 ------------
list of each Subsidiary of the Company, showing its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly and validly issued, are fully paid and nonassessable and are owned, or record and beneficially, by the Company.

      3.3 Capital Structure.  The authorized capital stock of the Company
          -----------------
consists of 13,040 shares of voting common stock, $1.00 par value, of which 11,232 shares are issued and outstanding and constitute the Shares. All of the Shares are equal in rights, preferences and privileges, were duly and validly issued in accordance with the laws of the State of Florida, are fully paid and nonassessable, with no statutory or other liability attaching to the ownership thereof (other than Taxes regularly imposed on property of such type by the State of Florida), and were not issued in violation of any preemptive or similar rights. Except as set forth in Schedule 3.3, there are no outstanding subscription rights, options, warrants, convertible debt or securities, calls, agreements, arrangements, commitments, plans, understandings or other rights of any kind to which the Company is a party or by which it is bound, with respect to the sale, transfer, issuance or voting of, or granting of rights to acquire, any shares of the capital stock of any class or series of, or other equity interest in, the Company or any securities convertible or exchangeable into or evidencing the right to purchase any shares of the capital stock of any class or series of, or other equity interest in, the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

      3.4 Ownership of Shares.  Except as set forth in Schedule 3.4, the Seller
          -------------------                          --------
is the owner, beneficially and of record, of all of the Shares, free and clear of all Liens, with full power and authority to deliver title and transfer to the Shares to the Purchaser in accordance with the terms of this Agreement.

      3.5 Power; Authorization and Approvals; Enforceability.  The Company has
          --------------------------------------------------
the power to enter into this Agreement and each of the Acquisition Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each of the Acquisition Agreements have been or will on the Closing Date have been duly and validly authorized and approved by all required actions and no other corporate action on the part of the Company is necessary for the execution, delivery and performance of this Agreement and each of the Acquisition Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Acquisition Agreements are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by equitable principles.

      3.6 Governmental Consents.    Except for compliance  by the Purchaser and
          ---------------------
the Seller with the HSR Act and the procurement by the Purchaser and the Seller of the approval by the Division of the transaction contemplated hereby, no approval, consent, order or authorization of, or registration, declaration or filing with, any court or Governmental Authority is required in connection with the execution, delivery and performance by the Company of this Agreement and the Acquisition Agreements to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, except for: (1) such consents, approvals, orders, authorizations, obligations, declarations and filings as may be required under applicable state securities laws or applicable to the Purchaser; and (2) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not individually or in the aggregate have a Material Adverse Effect.

      3.7 No Conflict.  Except as set forth in Schedule 3.7, neither the
          -----------                          --------
execution and delivery of this Agreement and any of the Acquisition Agreements by the Company nor the consummation of the transactions contemplated hereby and thereby by the Company will:

          (1) violate, or result in a violation of any Requirement of Law imposed upon the Company or any of its Subsidiaries;

          (2) violate, or be in conflict with, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any contract to which the Company is a party or by which the Company or any of its Subsidiaries or any of their respective assets may be bound.

          (3) cause the Purchaser, the Company or any Subsidiary of the Company to become subject to, or to become liable for the payment of, any Taxes (other than Taxes with respect to the documentary stamp tax and general intangible property taxes of the State of Florida;

          (4) cause any of the assets owned by the Company or any of its Subsidiaries to be reassessed or revalued by any taxing authority or other Governmental Authority; or

          (5) result in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by the Company or any of its Subsidiaries.

      3.8 Real Property.  Schedule 3.8 contains a complete, current and correct
          -------------   --------
legal description of the Property.  Except as set forth in Schedule 3.8, the
                                                           --------
Company has good and valid title to the Property.

      3.9 Brokers and Finders.  Except for accountants and attorneys acting as
          -------------------
such (and not as brokers, finders or in other like capacity), all negotiations on behalf of the Company relating to this Agreement and the transactions contemplated hereby have been carried on directly by the Company without the intervention of any broker, finder, investment banker or other third party representing the Company. The Company has not engaged or authorized any broker, finder, investment banker or other third party to act on behalf of the Company, directly or indirectly, as a broker, finder, investment broker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and the Company knows of no claim for compensation from any such broker, finder, investment banker or other third party for so acting or of any basis for such a claim. The Seller shall have full responsibility for any claim for compensation from any such party claiming to have acted on behalf of the Company or the Seller and the Company and the Purchaser shall have no liability therefor.

      3.10     Tax Returns.
               -----------

          3.10.1 The Company has: (1) timely filed (or timely extended) all Tax Returns due on or after December 31, 1994, and prior to the date hereof; and (2) paid within the time (including extensions) and in the manner prescribed by law or established reasonable reserves and reflected in the Annual Financial Statements for the payment of all Taxes accrued or payable by the Company for all periods covered by such Tax Returns to the date hereof.

          3.10.2 The Tax Returns due on or after December 31, 1994 and prior to the date hereof are complete and accurate in all material respects, and no tax assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside, has been made or proposed against the Company, nor are any of such Tax Returns now being or threatened to be examined or audited, and no consents waiving or extending any applicable statute or limitation thereunder, have been filed. Prior to the date hereof, the Company has delivered to the Purchaser complete, current and correct copies of all of the Company's federal and state income tax returns for the periods ending on or after December 31, 1994 and prior to the date hereof.

          3.10.3 The Tax Returns filed on or after December 31, 1994 and prior to the date hereof by (or that include on a consolidated basis) any of the Company or any of its Subsidiaries are true, correct, and complete. There is no tax sharing agreement with the

     Seller that will require any payment by the Company or any of its Subsidiaries after the date of this Agreement.

          3.10.4 The U.S. Federal and state income Tax Returns of the Company and its Subsidiaries have been audited by the IRS or relevant state authorities or are closed by the applicable statute of limitations for all taxable years through March 31, 1995.

      3.11     Financial Statements.  The Company has delivered to the
               --------------------
Purchaser: (1) consolidated balance sheets of the Company and Subsidiary as at December 31 in each of the years 1995 through 1997 and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Coopers & Lybrand LLP, independent certified public accountants; (2) a consolidated balance sheet of the Company as at December 31, 1998 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of PriceWaterhouseCoopers LLP, independent certified public accountants; and (3) an unaudited consolidated balance sheet of the Company and its Subsidiary as of April 30, 1999 (the "Interim Balance Sheet") and the related unaudited consolidated statement of income for the 4 months then ended. Such financial statements fairly present the financial condition and the results of operations of the Company and its Subsidiaries for the periods referred to in such financial statements, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet) and exclusive of federal and state income tax accruals; and the financial statements referred to in this Section 3.11 reflect the consistent application of such accounting
        -------
principles throughout the periods involved. No financial statements of any Person other than the Company and Avant Advertising, Inc. are required by GAAP to be included in the consolidated financial statements of the Company.

      3.12     Properties.    Except as set forth in Schedule 3.12, the Company
               ----------                            --------
has good and valid title to all of its assets (except for real properties and leased or licensed properties and assets) except for (i) minor defects in title that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; or (ii) statutory or other similar liens securing payments not yet due. All such assets of the Company are free and clear of all title defects, liens, claims, charges, security interests or other encumbrances. There is no material defect in the normal operating condition and repair of the equipment owned or leased by the Company, except for ordinary, routine maintenance and repairs which are not material in cost.

      3.13     Intangible Personal Property.  Schedule 3.13 attached hereto
               ----------------------------   --------
contains a complete, current and correct list of the Intangible Personal Property. Except as set forth on Schedule 3.13, the Company has the right and
                                 --------
authority to use the Intangible Personal Property in connection with the conduct of the Business in the manner presently conducted, and such use does not conflict with, infringe upon or violate any trademark, trade name, copyright, patent or patent rights, trade secret rights or any other intellectual property rights of any other Person. There have not been any actions or other judicial or adversary proceedings involving the Company concerning the ownership, use, infringement, validity of the Intangible Personal Property, nor have any such actions or proceedings been threatened.

      3.14     Condition and Sufficiency of Assets.  The buildings, plants,
               -----------------------------------
structures, and equipment of the Company and its Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company and its Subsidiaries are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

      3.15     Insurance.  Schedule 3.15 attached hereto contains a complete,
               ---------   --------
current and correct description of all material Insurances. All policies for such Insurance are in full force and effect, all premiums with respect thereto invoiced as of the date hereof have been paid, and no notice of cancellation, termination or denial of coverage has been received with respect to any such policy. Such policies:

          3.15.1 are adequate for compliance with all Requirements of Law and of all agreements or instruments to which the Company is a party, or pursuant to which any of their respective properties or assets may be subject;

          3.15.2 are adequate for conducting the Business as presently conducted in the ordinary course;

          3.15.3 are valid, outstanding and enforceable policies issued by reputable insurance companies;

          3.15.4 provide adequate insurance coverage for the properties, assets and operations of the Company as presently conducted; and

          3.15.5 will remain in full force and effect up to the dates set forth in Schedule 3.15, without the payment of additional premiums and will not
        --------
     in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

Schedule 3.15 attached hereto also describes all claims of the Company which are
--------
pending under such insurance policies or have been paid to the Company since January 1, 1998. Prior to the date hereof, complete, current and correct copies of all of the policies of insurance which are maintained by or for the Company have been made available to the Purchaser.

      3.16     No Material Adverse Change.  Since the date of the Balance Sheet,
               --------------------------
there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

      3.17     Employment Agreements.  Except as set forth on Schedule 3.17,
               ---------------------                          --------
none of the Company or any of its Subsidiaries is a party to any employment, consulting, non-competition, severance, or indemnification agreement with any current or former executive officer or director of Company or any of its Subsidiaries. True and complete copies of the agreements set forth on Schedule
                                                                       --------
3.17 have been furnished to the Purchaser prior to the date hereof.

      3.18     Legal Proceedings; Orders.  Except as set forth on Schedule 3.18,
               -------------------------                          --------
there is no pending or threatened Proceedings:

          3.18.1 that has been commenced by or against the Company or any of its Subsidiaries or that otherwise relates to or may affect the business of, or any of the assets owned, or used by, the Company or any of its Subsidiaries; or

          3.18.2 that challenges, or that may have the effect of preventing, delaying making illegal, or otherwise interfering with, the sale of the Shares by the Seller to the Purchaser.

     The Proceedings listed in Schedule 3.18, if decided adversely to the
                               --------
Company, would  not reasonably be expected to have a Material Adverse Effect.

      3.19     Employee Benefit Plans.
               ----------------------

          3.19.1  Set forth in Schedule 3.19.1 is a true and complete list of
                               --------
     each "employee pension benefit plan" (as such term is defined in Section
                                                                      -------
     3(2) of ERISA) maintained by the Company or an ERISA Affiliate, or with respect to which the Company or an ERISA Affiliate is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company or an ERISA Affiliate due to such employment (the "Pension Plans"). The Company does not currently maintain a Pension Plan subject to Section 3(2) of ERISA. Set forth in Schedule
                                                                    --------
     3.19.1 is a true and complete list of each "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) maintained by the
                                 -------
     Company, or with respect to which the Company is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company due to such employment (the "Welfare Plans") (the Pension Plans and Welfare Plans being the "ERISA Benefit Plans"). Neither the Company nor any ERISA Affiliate has maintained or made (or been required to make) payments to any other "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) or any "multi employer plan"
                             -------
     (as such term is defined in Section 3137) of ERISA).  For purposes of this
                                 -------
     Agreement, "ERISA Affiliate" means (i) any corporation which at any time on or before the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the
                                            -------
     Company; (ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the Closing Date is or was under common control (within meaning of Section 414(c) of the
                                                       -------
     Code) with the Company; and (iii) any entity which at any time on ore before the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the
                                  -------
     Company, any corporation described in clause (i) or any partnership, trade or business described in clause (ii) of this paragraph.

          3.19.2  Other than those listed in Schedule 3.19.1, set forth in
                                             --------
     Schedule 3.19.2 is a true and complete list of each of the following to
     --------
     which the Company is a party or with respect to which it is or will be required to make any payment (the "Non-ERISA Commitments"):

               (1) each retirement, saving, profit sharing, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation or holiday pay, hospitalization or other medical, disability, life or other insurance, or other welfare, benefit or fringe benefit plan, policy, trust, understanding or arrangement of any kind, whether written or oral; and

               (2) each employment agreement, understanding or arrangement of any kind, whether written or oral, with or for the benefit of any present or prior officer, director, employee, agent or consultant (including, without limitation, each employment, compensation, deferred compensation, severance or consulting agreement or arrangement, confidentiality agreement, covenant not to compete, and any agreement or arrangement associated with a change in ownership or control of the Company, but excluding employment agreements terminable by the Company without premium or penalty or notice of thirty (30) days or less under which the only monetary obligation of the Company is to make current wage or salary payments and provide current fringe benefits).

     The Company has delivered, or will deliver prior to the Closing, to the Purchaser correct and complete copies of (i) all written Non-ERISA Commitments and (ii) all insurance and annuity policies and contracts and other documents relevant to any Non-ERISA Commitment. Schedule 3.19.2
                                                           --------
     contains a complete and accurate description of all oral Non-ERISA Commitments. Except as disclosed on Schedule 3.19.1 or Schedule 3.19.2,
                                          --------           --------
     none of the ERISA Benefit Plans or the Non-ERISA Commitments is subject to the law of any jurisdiction outside of the United States of America.

          3.19.3 The Company has delivered to the Purchaser with respect to each ERISA Benefit Plan, correct and complete copies of (i) all plan documents and amendments thereto, trust agreements and amendments thereto and insurance and annuity contracts and policies, (ii) the current summary plan description, (iii) the Annual Reports (Form 5500 series) and accompanying schedules, as filed, for the most recently completed three plan years for which such reports have been filed, (iv) the most recent determination letter issued by the IRS and the application submitted with respect to such letter, and (v) all correspondence with the IRS, Department of Labor and Pension Benefit Guaranty Corporation concerning any controversy.

          3.19.4 There is no pending or, to the best knowledge of the Company, threatened claim in respect of any of the ERISA Benefit Plans other than claims for benefits in the ordinary course of business. Each of the ERISA Benefit Plans (i) has been administered in accordance with its terms and
     (ii) complies in form, and has been administered in accordance, with the requirements of ERISA and, where applicable, the Code. The Company and each ERISA Affiliate has complied with the health care continuation requirements of Part 6 of Title I of ERISA. The Company has no obligation under any ERISA Benefit Plan or otherwise to provide health or other welfare benefits to any prior employees or any other person, except as required by Part 6 of Title I of ERISA. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any participant.

          3.19.5 Neither the Company nor any other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest"
                           --------
     (within the meaning of Section 3(14) of ERISA) has taken any action with
                            -------
     respect to any ERISA Benefit Plan which could subject any such plan (or its related trust) or the Company or any officer, director or employee of any of the foregoing to the penalty or tax under Section 502(i) or Section
                                                  -------           -------
     502(1) of ERISA or Section 4975 of the Code.
                        -------

      3.20     Compliance with Laws.  Except as set forth in Schedule 3.20, the
               --------------------                          --------
Business has been conducted in compliance in all material respects with all Requirement of Law, except where such failure to comply with and such Requirement of Law would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      3.21     Absence of Certain Changes and Events.  Except as set forth in
               -------------------------------------
Schedule 3.21, since the date of the Balance Sheet, the Company and its
-------------
Subsidiaries have conducted their businesses only in the ordinary course of business and there has not been any:

          3.21.1 change in authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          3.21.2   amendment to the Articles of Incorporation or Bylaws;

          3.21.3 payment or increase of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, or similar contract with any director, officer, or employee;

          3.21.4 adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan;

          3.21.5 damage to or destruction or loss of any asset or property, whether or not covered by insurance, which had a Material Adverse Effect;

          3.21.6 entry into, termination of, or receipt of notice of termination of any license, broadcasting agreement, or similar agreement;

          3.21.7 sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of or mortgage, pledge or any imposition of any Lien on any asset;

          3.21.8   material change in the accounting methods; or

          3.21.9 agreement, whether oral or written, to do any of the foregoing.

      3.22     Contracts.
               ---------

          3.22.1   Schedule 3.22 contains (except as indicated on such Schedule)
                   --------
     a complete and accurate list, and the Company has delivered to the Purchaser a true and complete copy, of the following:

               (1) each Contract that involves performance of services or delivery of goods or materials by the Company or any of its Subsidiaries of an amount or value in excess of $50,000;

               (2) each Contract that involves performance of services or delivery of goods or materials to the Company or any of its Subsidiaries of an amount or value in excess of $50,000;

               (3 ) each Contract that was not entered into in the ordinary course of business and that involves expenditures or receipts of the Company or any of its Subsidiaries in excess of $50,000;

               (4) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

               (5) each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the intellectual property assets of the Company;

               (6) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

               (7) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any the Company or any of its Subsidiaries with any other Person;

               (8) each Contract containing covenants that in any way purport to restrict the business activity of any of the Company or any of its Subsidiaries or any Affiliate of the Company or limit the freedom of the Company or any of its Subsidiaries or any Affiliate of the Company to engage in any line of business or to compete with any Person;

               (9) each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (10) each power of attorney that is currently effective and outstanding;

               (11) each Contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by any of the Company or any of its Subsidiaries to be responsible for consequential damages;

               (12) each Contract for capital expenditures in excess of $50,000;

               (13) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company or any of its Subsidiaries other than in the ordinary course of business; and

               (14) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          3.22.2   Except as set forth in Schedule 3.22, there are no
                                          --------
     renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to the Company or any of its Subsidiaries under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

      3.23     Environmental Compliance.   Except as set forth in Schedule 3.23:
               ------------------------                           --------
(1) the Company and its Subsidiaries have not generated, used, transported, treated, stored, released or disposed of, or suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of, any Hazardous Substance at or about the Property in violation of any Requirement of Law; (2) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Business or the use of the Property or, to the knowledge of the Company, any nearby or adjacent properties, which has created or might reasonably be expected to create any liability with respect to the Property under any Requirement of Law or which would require reporting to or notification of any Governmental Authority with respect to the Property; (3) no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at the Property, other than in compliance with applicable Requirements of Law; and (4) no Hazardous Substance handled or dealt with at the Property has been and is being handled or dealt with in any manner other than in compliance with all Requirements of Law; other than, with respect to the foregoing four sub-clauses of this Section 3.23, where the cost of remediation of which would not
        -------
reasonably be expected to exceed in the aggregate $150,000. For purposes hereof, "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity, or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal energy.

      3.24     Accuracy of Representations and Warranties.  No representation or
               ------------------------------------------
warranty made in this Agreement or any of the Acquisition Agreements and no statement contained in any document, schedule or certificate furnished or to be furnished by Company to the Purchaser contains as of the date hereof, or will contain as of the Closing Date, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.


4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.
     -------------------------------------------

As a material inducement to the Seller and the Company to enter into this Agreement and to sell the Shares, the Purchaser makes the representations and warranties set forth in this Section 4.
                             -------

      4.1 Organization and Good Standing.  The Purchaser is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

      4.2 Power; Authorization and Approvals. The Purchaser has all necessary
          ----------------------------------
corporate power and authority to enter into this Agreement and each of the Acquisition Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each of the Acquisition Agreements have been duly and validly authorized and approved by all required corporate actions on the part of the Purchaser and no other corporate action on the part of the Purchaser is necessary for the execution, delivery and performance of this Agreement and each of the Acquisition Agreements and to consummate the transactions contemplated hereby and thereby.

      4.3 Enforceability.  This Agreement and each of the Acquisition Agreements
          --------------
are legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by equitable principles.

      4.4 Governmental Consents.    Except for compliance by the Seller and the
          ---------------------
Purchaser with the HSR Act and the procurement by the Purchaser and the Seller of the approval by the Division of the transaction contemplated hereby, no approvals, consents, order or authorization of, or registration, declaration or filing with, any court or Governmental Authority is required in connection with the execution, delivery and performance by the Purchaser of this Agreement and the Acquisition Agreements or the consummation by the Purchaser of the transactions contemplated hereby and thereby, except for: (1) such consents, approvals, orders, authorizations, obligations, declarations and filings as may be required under applicable state securities laws; and (2) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not individually or in the aggregate have a Material Adverse Effect.

      4.5 No Conflict.  Neither the execution and delivery of this Agreement and
          -----------
any of the Acquisition Agreements by the Purchaser, nor the consummation of the transactions contemplated hereby and thereby by the Purchaser, will:

               (a) subject to compliance with the statute and regulation set forth in Section 4.4 applicable to the Purchaser, violate or result in
                   -------
          a violation of, any Requirement of Law; or

               (b) violate, or be in conflict with, or constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under any material agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound.

      4.6 Investment Intent.  The Purchaser acknowledges and is aware that no
          -----------------
Shares are registered under the Securities Act or under any state securities laws or under any Canadian Securities Acts. The Purchaser is purchasing such Shares solely for investment, with no present intention to distribute any of the Shares to any Person. The Purchaser shall not sell or otherwise dispose of the Shares except in compliance with the registration requirements or exemption provisions under the Securities Act, the Canadian Securities Acts and the rules and regulations promulgated thereunder and any other applicable securities laws.

      4.7 Brokers and Finders.  Except for accountants and attorneys acting as
          -------------------
such (and not as brokers, finders or in other like capacity), all negotiations on behalf of the Purchaser relating to this Agreement and the transactions contemplated hereby have been carried on directly by the Purchaser without the intervention of any broker, finder, investment banker of any broker, finder, investment banker or other third party representing the Purchaser. The Purchaser has not engaged or authorized any broker, finder, investment banker or other third party to act on behalf of the Purchaser, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and the Purchaser knows of no claim for compensation from any such broker, finder, investment banker or other third party for so acting or of any basis for such a claim. The Purchaser shall be liable for any such claim for compensation and the Seller and the Company shall have no liability therefor.

      4.8 Subsidiary.   Magna owns, directly or indirectly (through one of
          ----------
Magna's wholly-owned Subsidiaries), 100% of the issued and outstanding shares of capital stock of the Purchaser.

On the Closing Date, Magna will own, directly or indirectly (through one of Magna's wholly-owned Subsidiaries), more than 50% of the issued and outstanding shares of capital stock of the Purchaser.


5.   REPRESENTATIONS AND WARRANTIES OF SELLER.
     ----------------------------------------

As a material inducement to the Purchaser to enter into this Agreement and to purchase the Shares, the Seller hereby represents and warrants to the Purchaser as follows:

      5.1      Organization and Good Standing.  The Seller is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Illinois. The Seller has all necessary corporate power and authority and legal right to conduct the business in which it is engaged, except to the extent the failure to have such power, authority or legal right would not, individually or in the aggregate, have a Material Adverse Effect.

      5.2 Capital Structure.  Except as set forth in Schedule 5.2, with respect
          -----------------                          --------
to the Seller, there are no outstanding options, warrants, calls, rights, commitment or agreements of any kind to which the Seller is party or by which it is bound relating to the sale, issuance or voting of, or the granting of rights to acquire, any shares of the capital stock of any class or series of, or other equity interest in, the Company or any securities convertible or exchangeable into or evidencing the right to purchase any shares of capital stock of any class or series of, or other equity interest in, the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

      5.3 Ownership of Shares.  Except as set forth in Schedule 5.3:  (1) the
          -------------------                          --------
Seller is the owner, beneficially and of record, of all of the Shares and has good and valid title to the Shares, free and clear of all Liens, with full power and authority to deliver and transfer title to the Shares to the Purchaser in accordance with the terms of this Agreement; and (2) the Seller is not a party to any voting trust agreement or any other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights or privileges with respect to the Shares, or which restricts the sale, transfer or assignment of the Shares.

      5.4 Power; Authorization and Approvals; Enforceability.  The Seller has
          --------------------------------------------------
all necessary corporate power and authority to enter into this Agreement and each of the Acquisition Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Seller of this Agreement and each of such Acquisition Agreements have been duly and validly authorized and approved by all required corporate action on the part of the Seller and no other corporate action on the part of the Seller is necessary for the execution, delivery and performance of this Agreement and each of the Acquisition Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement and each of such Acquisition Agreements are legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by equitable principles.

      5.5 Governmental Consents.    Except for compliance by the Seller and the
          ---------------------
Purchaser under the HSR Act and the procurement by the Purchaser and the Seller of the approval by the Division of the transaction contemplated hereby, no approval, consent, order or authorization of, or registration, declaration or filing with, any court or Governmental Authority is required in connection with the execution, delivery and performance by the Seller of this Agreement and the Acquisition Agreements or the consummation by the Seller of the transactions contemplated hereby and thereby, except for: (1) such consents, approvals, orders, authorizations, obligations, declarations and filings as may be required under applicable state securities laws or applicable to the Purchaser; and (2) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not individually or in the aggregate have a Material Adverse Effect.

      5.6 No Conflict.  Neither the execution and delivery of this Agreement and
          -----------
any of the Acquisition Agreements by the Seller nor the consummation of the transactions contemplated hereby and thereby by the Seller will:

          (1) violate, or result in a violation of any Requirement of Law imposed upon the Seller; or

          (2) except as set forth in Schedule 5.6 violate, or be in conflict
                                     --------
          with, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any contract to which the Seller is a party or by which the Seller or any of its respective properties or assets may be bound.

      5.7 Brokers and Finders.  Except as set forth in Schedule 5.7 and for
          -------------------                          --------
accountants and attorneys acting as such (and not as brokers, finders or in other like capacity), all negotiations on behalf of the Seller relating to this Agreement and the transactions contemplated hereby have been carried on directly by the Seller with the Purchaser without the intervention of any broker, finder, investment banker or other third party representing the Seller. Except as set forth in Schedule 5.7, the Seller has not engaged or authorized any broker,
         --------
finder, investment banker or other third party to act on behalf of the Seller, directly or indirectly, as a broker, finder, investment broker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and the Seller knows of no claim for compensation from any such broker, finder, investment banker or other third party for so acting on behalf of the Seller or of any basis for such a claim. The Seller shall have full responsibility for any such claim for compensation and the Purchaser and the Company shall have no liability therefor.


6.   COVENANTS OF SELLER AND COMPANY.
     -------------------------------

      6.1 No Solicitation.   Prior to the earlier of the Closing or termination
          ---------------
of this Agreement, the Seller and the Company shall not, and shall cause their respective officers, directors, employees and agents not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in any negotiations concerning, enter into any agreements with, any Person relating to any acquisition, business combination or purchase of all or any substantial portion of the assets of, or any equity interest in, the Company. The Seller and the Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than the Purchaser) conducted heretofore with respect to any of the foregoing.

      6.2 No Changes with Respect to Shares; Waiver of Rights.   Prior to the
          ---------------------------------------------------
earlier of the Closing or termination of this Agreement, the Seller will not (i) sell, dispose of or otherwise transfer any interest in any of the Shares; (ii) grant any Liens; or permit any Lien to exist, on any of the Shares; (iii) vote in favor of any merger, consolidation, reorganization or other extraordinary transactions involving the Company; or (iv) enter into any agreement to effect any of the foregoing.

      6.3 Conduct of Business.  During the period from the date hereof to the
          -------------------
Closing Date, without the prior written consent of the Purchaser, and except with respect to the 1999 Breeders Cup, or as expressly contemplated by this Agreement (including, in particular, Section 6.8), the Company shall operate and
                                     -------
carry on the Business only in the ordinary course of business and consistent with past practices, and shall use commercially reasonably efforts to preserve intact its present business organization, keep available the services of its present officers, Employees and consultants and preserve its present relationships with customers, suppliers, Employees, and others having business relationships. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement, prior to the Closing Date, the Company shall not, without the prior written consent of the Purchaser:

          (a) offer, issue, deliver, or agree to issue, sell or deliver any capital stock of any class, options, warrants, subscriptions or other similar rights or securities of which the Company is the issuer or grantor, or agree to grant or issue, any options, warrants, incentive awards or similar rights calling for issuance of such securities or enter into any registration rights agreements or evidences of indebtedness convertible into Shares or any other capital stock of the Company;

          (b) split, reclassify, subdivide or change the rights and privileges of, or redeem, repurchase or otherwise acquire any shares of the capital stock of the Company;

          (c) settle, pay, discharge, compromise or satisfy any claims, liabilities or obligations, except for the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, or any lawsuit or any other claim asserted against the Company, any of its officers, directors, shareholders, Employees, representatives or agents;

          (d) other than in the ordinary course of business and consistent with past practices, prepay any indebtedness, or pledge or subject to any Lien any asset of the Company;

          (e) other than in the ordinary course of business and consistent with past practices, declare or pay any bonuses or any increases in salary, commissions or other compensation to any of the Employees, independent contractors or agents of the Company, or amend any existing, or enter into any new employment, engagement or consulting contracts except to the extent required under existing employee benefit plans, agreements or arrangements as in effect on the date hereof;

          (f) effect any recapitalization of the capital stock of the Company or amend, whether by merger; consolidation or otherwise, the Articles of Incorporation or the bylaws of the Company;

          (g) violate any Requirement of Law or relinquish, suffer, terminate or agree to the suspension of any rights, or (except where the same are not required) the termination or suspension of any of the Licenses;

          (h) enter into any new transactions with Affiliates or alter the terms of any existing arrangements between the Company and Affiliates;

          (i) declare, set aside or pay any dividend on or make any distribution with respect to the Shares or any other shares of capital stock of the Company;

          (j) sell, assign, lease, encumber or otherwise transfer or dispose any of the properties or assets of the Company, except in the ordinary course of business and consistent with past practices;

          (k) other than in the ordinary course of business and consistent with past practices, borrow any funds, incur, assume or guarantee any loans or any other obligations of others or provide indemnities for others in excess of $500,000;

          (l) purchase or lease any interest in real property;

          (m) enter into any employment agreements or establish, enter into, adopt, amend or terminate any employee benefit plan or arrangement for the benefit of any directors, officers or employees, or terminate any ERISA Benefit Plans or take any action with respect to the terms of such ERISA Benefit Plans which would adversely affect the accrued benefits of the Employees;

          (n) other than in the ordinary course of business and consistent with past practices, enter into any contracts or commitments or make capital expenditures for amounts in excess of $500,000 in the aggregate;

          (o) take any action or omit to take any action that would result in a cancellation or breach of, or with notice or lapse of time or both would constitute a default under, any Contract to which the Company is a party or by which it or its assets may be bound;

          (p) merge or consolidate with, or purchase all or substantially all of the shares of capital stock (or other equity securities) or assets of, any Person;

          (q) become a general or limited partner of any partnership;

          (r) take any action or omit to take any action that would cause any representation made by the Seller under Section 6 above to be made
                                                  -------
          untrue, or would result in the breach of any warranty made by the Seller under Section 6 above;
                       -------

          (s) change or alter the manner of keeping the books, accounts or records of the Company or in the accounting practices of the Company;

          (t) take any actions which are reasonably likely to have a Material Adverse Effect; and

          (u) commit the Company to do any of the things described in this

Section 6.3.
-------

      6.4 Conduct of Business - Affirmative Covenants.  Prior to the Closing
          -------------------------------------------
Date, the Company shall take any and all actions which may be necessary to conduct the Business in the ordinary course of business and consistent with past practices, including, without limitation, actions to:

          (a) maintain its good standing and qualification to do business in all jurisdictions where required to be qualified to do business;

          (b) maintain all the Licenses which are necessary for the conduct of the Company's Business and operations;

          (c) continue to maintain its properties, assets and equipment in customary repair, order and working condition, reasonable wear and use excepted;

          (d) duly comply with all Requirements of Law imposed upon the Company;

          (e) duly comply with the terms, conditions or provisions of all Contracts to which the Company or its respective properties or assets may be bound;

          (f) maintain in force and effect the current insurance with respect to the Business;

          (g) pay and discharge, before the same shall become delinquent, all Taxes, imposed on or against the income or profits or any of the properties, assets or equipment of the Company;

          (h) pay all costs and expenses of the Company as they become due and payable in the ordinary course of business and consistent with past practices;

          (i) timely file or extend Tax Returns which are required to be filed by the Company;

          (j) use commercially reasonable efforts to keep intact the present business organization of the Company, including the services of its present officers, directors, Employees, representatives and agents;

          (k) use commercially reasonable efforts to preserve the present relationships of the Company with all customers, clients, accounts, distributors, sales representatives, suppliers and other Persons having business relationships with the Company;

          (l) maintain the books, records and accounts of the Company with completeness and accuracy in the ordinary course of business and consistent with past practices; and

          (m) timely file or cause to be timely filed any and all applicable reports, statements or filings with all court or Governmental Authority.

      6.5 Access to Information and Personnel.
          -----------------------------------

          6.5.1 Subject to the terms and conditions set forth in the Confidentiality Agreement, the Purchaser may make or cause to be made such additional investigation of the Business and assets of the Company and its financial and legal condition as the Purchaser deems reasonably necessary or advisable to familiarize itself therewith further. The Company shall (and the Seller shall cause the Company to) permit the Purchaser and its accountants, counsel and other representatives to have, during the period from the date hereof to the Closing Date, reasonable access to the premises, customers, books and records of the Company (including such books and records as relate to Taxes of the Company) relating to the business of the Company, for all periods ending prior to or as of the Closing Date, during normal business hours and upon reasonable advance notice. The Company shall furnish the Purchaser with such financial and operating data and other information with respect to the Business and assets of the Company as the Purchaser will from time to time reasonably request, provided the same can be provided to the Purchaser without undue expense to the Company. Any information regarding the Company heretofore obtained from the Company by the Purchaser or its representatives, or hereafter obtained from the Company, shall be subject to the terms of the Confidentiality Agreement and such information shall be held by the Purchaser and its representatives in accordance with the terms of the Confidentiality Agreement.

          6.5.2 No investigation pursuant to this Section shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

      6.6 Best Efforts.  The Seller shall use its best efforts to cause the
          ------------
transactions contemplated hereby to be consummated on or before August 30, 1999 and to take or to cause the Company to take any and all actions which may be required to be taken under this Agreement prior to the Closing Date. The Seller shall proceed as soon as practicable in the procurement of all permits, consents, approvals and termination of waiting periods and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the transactions contemplated hereby on the terms herein provided, and shall diligently prosecute the same, including without limitation, within 10 business days of the execution of this Agreement, effect the filing(s) required from the Company and the Seller under the HSR Act and request early termination of the waiting period under such HSR Act.

      6.7 Resignations of Directors.  On or prior to the Closing Date, all of
          -------------------------
the members of the Board of Directors and each of the officers of the Company appointed or elected prior to the Closing Date shall have submitted their resignations to the Company in form and content satisfactory to the Purchaser and effective as of the Closing Date.

      6.8 Payment of Accrued Amounts.   Prior to the Closing, the Company shall
          --------------------------
pay: (1) to the Seller, all consultancy fees and guaranty fees payable by the Company to the Seller and accrued to and including the Closing Date; (2) to the Escrow Trustee for payment to the Bank, all amounts of interest accrued to and including the Closing Date under the Credit Agreement, together with all other amounts (including break funding costs, if any, but excluding amounts of principal) payable by the Company thereunder to and including the Closing Date; and (3) to the Escrow Trustee for payment to the Mortgagee, all amounts of interest accrued to and including the Closing Date owing to the Mortgagee under the Demand Note, together with all other amounts (excluding amounts of principal) payable by the Company to the Mortgagee thereunder to and including the Closing Date; provided, however, that (i) all such payments shall be pursuant to agreements in existence on the date of this Agreement (and not subsequently amended or modified) which are disclosed in the Schedules to this Agreement; (ii) such payments shall not include amounts for which the Seller is responsible under Section 12.2 and (iii) the aggregate amount of all payments to
                  -------
be made by the Company under this Section 6.8 prior to the Closing (other than
                                  -------
amounts paid in the ordinary course of business) shall not exceed $1,500,000.

      6.9 Tax Matters.
          -----------

          6.9.1 The Seller shall make an election to waive the net operating loss carryback period pursuant to Section 172(b)(3) of the Code with respect to its tax year ended March 31, 2000.

          6.9.2 Following the filing of the Seller's Federal income tax return for the period ended March 31, 2000, the Seller shall provide the Purchaser with a copy thereof to enable the Purchaser to determine if there are any net operating loss carryovers, tax credit carryovers or other attribute carryovers available for the Purchaser's post acquisition Federal income tax return.

          6.9.3 After the Closing, the Seller shall inform the Purchaser of any adjustments proposed by the Internal Revenue Service or other taxing authority with respect to tax years of the Seller ending on or before March 31, 2000 which may have a materially adverse impact on the Purchaser. The Seller will advise the Purchaser of the terms of any proposed settlement of such adjustments which would have a material adverse impact on the Purchaser and provide the Purchaser with a reasonable opportunity, at the Purchaser's sole cost and expense, to object to such settlement but only to the extent that tax counsel to the Seller shall have concluded in its opinion that any such objection by the Purchaser shall not adversely effect the position of the Seller.


7.  COVENANTS OF PURCHASER.
     ----------------------

      7.1 Confidentiality.  The Purchaser shall not, without the prior written
          ---------------
consent of the Seller, disclose or acquiesce in the disclosure by any person or entity, or use or enable the use to the competitive detriment of the Seller and/or the Company, any non-public information regarding (1) the Company and the Business or financial condition of the Company, other than after the Closing, or (2) the Seller and the Business or financial condition of the Company, contained in any documents or otherwise furnished at any time to the Purchaser by or on behalf of the Company or the Seller, to any person or organization except the Purchaser's legal counsel, accountants, financial advisors, investment bankers and its other authorized agents and representatives, and to such persons only to the extent required for activities directly related to the purchase of the Shares or other transactions contemplated by this Agreement and the Purchaser shall ensure that such agents and representatives comply with the confidential obligation of the Purchaser hereunder, except to the extent such information has been publicly disclosed or is otherwise in the public domain or is required to be disclosed by law or by a court of competent jurisdiction or Governmental Authority.

      7.2 Best Efforts.  The Purchaser shall use its best efforts to cause the
          ------------
transactions contemplated hereby to be consummated on or before August 30, 1999, and to take any and all actions which may be required to be taken by the Purchaser under this Agreement prior to the Closing Date. The Purchaser shall proceed as soon as is practicable in the procurement of all permits, consents, approvals and termination of waiting periods and in the taking of any other action and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the transactions contemplated hereby on the terms herein provided, and shall diligently prosecute the same, including, without limitation: (i) within 30 business days of execution of this Agreement make the filing of the initial transfer application with the Division in connection with the transfer of the Pari-Mutuel Wagering Permit; and (ii) within 10 business days of the execution of this Agreement make the filing required under the HSR Act and shall request early termination of the waiting period
under the HSR Act.    The Purchaser shall bear all expenses and fees in
connection with the transfer of the Pari-Mutuel Wagering Permit, including any such expenses and fees incurred by the Seller or the Company.

      7.3 Purchaser's Financial Ability.  On or prior to the date hereof, the
          -----------------------------
Purchaser shall have delivered to the Seller a letter from Magna confirming that the Purchaser will have the financial ability to fulfill its obligations hereunder and the Seller shall be entitled to rely upon such letter from Magna.


8.  CONDITIONS TO CLOSING.
     ---------------------

      8.1 Conditions Precedent to Purchaser's Performance.   The obligation of
          -----------------------------------------------
the Purchaser to consummate the purchase of the Shares in accordance with this Agreement is subject to the fulfillment of each of the following conditions, any of which may be waived in writing by the Purchaser, in whole or in part, in its sole discretion:

           8.1.1   Compliance with this Agreement.
                   ------------------------------

               (1) Each of the Seller and the Company shall have performed and satisfied in all material respects all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by it on or prior to the Closing Date;

               (2) The representations and warranties of the Company and the Seller contained in Sections 3 and 5, respectively, shall be true,
                              --------
          correct and complete in all material respects as of the date when made, and as of the Closing Date, with the same force and effect as if such representations and warranties had been made on the Closing Date, except: (i) for changes permitted or contemplated by this Agreement;
          (ii) to the extent they expressly refer to an earlier time in which case they shall be true and correct as of such time, and (iii) for representations and warranties not containing any materiality qualifier, in which case such representations and warranties shall be true and correct in all material respects; and

               (3) The Company shall have delivered to the Purchaser a certificate, dated as of the Closing Date, signed by it as to the matters relating to it described in Sections 8.1.1(1), 8.1.1(2) with
                                              --------
          respect to the representations in Section 3, and 8.1.2.; and the
                                            -------
          Seller shall have delivered to the Purchaser a certificate, dated as of the Closing Date, signed by it as to the matters relating to it described in Sections 8.1.1(1) and 8.1.1(2) with respect to the
                       --------
          representations set forth in Section 5.
                                       -------

           8.1.2  No Material Adverse Change.  As of the Closing Date, there
                  --------------------------
     shall have been no change in the financial condition, results of operations, assets or business of the Company since the date hereof that is a Material Adverse Effect.

           8.1.3  No Default.  As of the Closing Date, the Company shall not be
                  ----------
     in default under, and no event shall have occurred which would constitute a default (or any event which with the giving of notice or lapse of time or both, would constitute a default) under, any Contract to which the Company is a party.

           8.1.4  No Illegality.  It shall not have become illegal, on or prior
                  -------------
     to the Closing Date, under any statute, rule, order or regulation of or in any applicable jurisdiction for the Purchaser to perform the transactions contemplated by this Agreement, provided that such illegality shall not have arisen by reason of any wrongful act or omission to act by the Purchaser.

           8.1.5  Governmental Consents and Approvals.  Any and all necessary
                  -----------------------------------
     approvals and consents from Governmental Authority and other third parties to complete the transactions contemplated hereby shall have been obtained, such approvals and consents shall not have expired or been withdrawn as of the Closing Date and all applicable waiting periods shall have expired or terminated.

           8.1.6  Absence of Legal Challenge to Acquisition.  As of the Closing
                  -----------------------------------------
     Date, there shall be no litigation, action, investigation, inquiry, proceeding, order, writ, injunction, judgment, decree, or other legal restraint or prohibition pending or threatened relating to or affecting the Purchaser in any court, or by any Governmental Authority prohibiting the consummation of the purchase and sale of the Shares or any of the other transactions specified in or required by the terms of this Agreement, which, in the reasonable opinion of legal counsel for the Purchaser could make it necessary not to consummate such transactions.

           8.1.7  Approval of Documentation.  The form and substance of all
                  -------------------------
     certificates, instruments and other documents delivered to the Purchaser by the Seller under this Agreement shall be satisfactory in all material respects to the Purchaser and its legal counsel.

           8.1.8  Share Certificates.  The Seller shall have delivered to the
                  ------------------
     Escrow Trustee, for delivery to the Purchaser pursuant to the Escrow Trust Instructions, the Share Certificates, free and clear of any and all Liens (other than restrictions on transfer or resale imposed by federal or state securities laws or laws of any Governmental Authority regulating the Business).

           8.1.9  Director and Officer Resignations. All of the directors and
                  ---------------------------------
     officers of the Company (other than R. Douglas Donn and Mark Gunderson) shall have tendered their written resignations as such, effective upon consummation of the Closing.

           8.1.10  Execution of Agreements.  Each of the Acquisition Agreements
                   -----------------------
     shall have been executed in form and substance acceptable to the Purchaser.

           8.1.11  Opinion of Counsel.  The  Purchaser shall have received the
                   ------------------
     written opinions of Romanik, Huss & Ivers, Florida counsel to the Company, and Masuda, Funai, Eifert & Mitchell, Ltd., Illinois counsel to the Company and the Seller, addressed to the Purchaser and dated as of the Closing Date substantially in the respective forms of Exhibits 2 and 3.
                                              --------

           8.1.12 Corporate Action.  The Purchaser shall have received: (1) from
                  ----------------
     the Seller: (i) a copy of the resolutions adopted by the Board of Directors of the Seller authorizing the execution, delivery and performance by the Seller of this Agreement, certified by the Secretary or the Assistant Secretary of the Seller; and (ii) an incumbency certificate of the Secretary or the Assistant Secretary of the Seller as to the incumbency and signature of the officer of the Seller executing this Agreement and any certificate delivered to the Seller hereunder; and (2) from the Company:
     (i) a copy of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, certified by the Secretary or the Assistant of the Company; and (ii) an incumbency certificate by the Secretary or the Assistant Secretary of the Company as to the incumbency and signature of the officer of the Company executing this Agreement.

           8.1.13 Survey.  The Purchaser shall have received, at it sole cost
                  ------
     and expense, an ALTA Survey of the Property inform and substance reasonably satisfactory to the Purchaser.

           8.1.14 Title.  Concurrently with the Closing, the Purchaser shall
                  -----
     have received from a title insurance company selected by the Purchaser, at the Purchaser's sole cost and expense, an ALTA extended coverage owner's title insurance policy insuring the Purchaser's fee title in the Property in an amount not less than the portion of the Purchase Price allocated to such Property, subject only to such exceptions as are reasonably acceptable to the Purchaser and containing such endorsements as are reasonably requested by the Purchaser.

           8.1.15 Release of Liens; Repayment of Outstanding Loan and Mortgage
                  ------------------------------------------------------------
     Balance. The Purchaser shall have received confirmation: (1) from the
     -------
     Escrow Trustee that the Escrow Trustee has received all documents and instruments and all funds required under the Escrow Trust Instructions to release all Liens specified in Section 2.3.1; (2) from the Bank, the amount
                                    -------
     of principal, accrued interest and fees and all other amounts owing by the Company to the Bank to and including the Closing Date under the Credit Agreement; and (3) from the Mortgagee, the amount of principal, accrued interest and fees and all other amounts owing by the Company to the Mortgagee to and including the Closing Date under the Demand Note.

           8.1.16  Limited Support Letters.  The Purchaser shall have received
                   -----------------------
     from each of the shareholders of the Seller a letter in the form of Exhibit
                                                                         -------
     6.

           8.1.17  SunTrust Waiver.  The Purchaser shall have received a waiver
                   ---------------
     (in form and substance satisfactory to the Purchaser) from SunTrust Bank, South Florida, National Association ("SunTrust"), as lessor under a Master Lease Agreement, dated October 30, 1998, as amended, between SunTrust and the Company, with respect to the transaction contemplated hereby.

           8.1.18  Termination of Arrangements with Affiliates.  The Purchaser
                   -------------------------------------------
     shall have received evidence, reasonably satisfactory to the Purchaser, that all of the obligations, agreements and undertakings of the Company with the Seller, any Affiliate of the Seller and any lawyer, accountant or other professional that also provides services to the Seller or any Affiliate of the Seller shall have been terminated (unless waived by the Purchaser).

      8.2 Conditions Precedent to Seller's Performance.  The obligation of the
          --------------------------------------------
Seller to consummate the sale of the Shares in accordance with this Agreement is subject to the fulfillment of each of the following conditions, any of which may be waived in writing by the Seller, in whole or in part, in its sole discretion:

           8.2.1    Compliance with this Agreement.
                    ------------------------------

               (1) The Purchaser shall have performed and satisfied all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by it, on or prior to the Closing Date;

               (2) The representations and warranties of the Purchaser contained in Section 4 above shall be true, correct and complete in all material
             -------
          respects as of the date when made, on or and as of the Closing Date, with the same force and effect as if such representations and warranties had been made on the Closing Date, except for (i) changes permitted or contemplated by this Agreement; (ii) to the extent they expressly refer to an earlier time in which case they shall be true and correct as of such time, and (ii) for representations and warranties not containing any materiality qualifier, in which case such representations and warranties shall be true and correct in all material respects; and

               (3) The Purchaser shall have delivered to the Seller and the Company a certificate dated as of the Closing Date, signed by the Purchaser as to the matters described in Section 8.2.1(1) and
                                                   -------
          8.2.1(2).

           8.2.2  No Illegality.  It shall not have become illegal, on or prior
                  -------------
     to the Closing, under any statute, rule, order or regulation of or in any applicable jurisdiction for the Seller to perform the transactions contemplated by this Agreement, provided that such illegality shall not have arisen by reason of any wrongful act or omission to act by the Seller.

           8.2.3  Government Consents and Approvals.  Any and all necessary
                  ---------------------------------
     material approvals and consents from any Governmental Authority and other third parties to complete the transactions contemplated hereby shall have been obtained, such approvals and consents shall not have expired or been withdrawn as of the Closing Date and all applicable waiting periods shall have expired or terminated.

           8.2.4  Absence of Legal Challenge to Acquisition.  As of the Closing
                  -----------------------------------------
     Date, there shall be no litigation, action, investigation, inquiry, proceeding, order, writ, injunction, judgment or decree, or other legal restraint or prohibition pending or threatened relating to or affecting the Purchaser, the Seller or the Company in any court, or by any Governmental Authority prohibiting the consummation of the purchase and sale of the Shares or any of the other transactions specified in or required by the terms of this Agreement, which, in the reasonable opinion of legal counsel for the Seller would make it necessary not to consummate such transactions.

           8.2.5   Corporate Action.  The Seller shall have received: (1) a copy
                   ----------------
     of the resolution adopted by the Board of Directors of the Purchaser authorizing the execution, delivery and performance by the Purchaser of this Agreement, certified by the Secretary or Assistant Secretary of the Purchaser; and (2) an incumbency certificate of the Secretary or

     Assistant Secretary of the Purchaser as to the incumbency and signature of the officer of the Purchaser executing this Agreement and any certificate delivered to the Seller hereunder.

           8.2.6  Approval of Documentation.  The form and substance of all
                  -------------------------
     certificates, instruments and other documents delivered to the Seller by the Purchaser under this Agreement shall be satisfactory in all material respects to the Seller and its legal counsel.

           8.2.7  Execution of Agreements.  Each of the Acquisition Agreements
                  -----------------------
     shall have been executed in form and substance acceptable to the Seller.

           8.2.8  Opinion of Counsel.  The Seller shall have received the
                  ------------------
     written opinion of O'Melveny & Myers LLP, counsel of the Purchaser, addressed to the Seller and dated as of the Closing Date substantially in the form of Exhibit 4.
                 -------

           8.2.9  Payment of Accrued Interest and Fees.   The Seller shall have
                  ------------------------------------
     received:  (1) subject to the maximum amount permitted under Section
                                                                  -------
     6.8(iii), payment of all consultancy fees and guaranty fees payable to the Seller by the Company accrued to and including the Closing Date; and (2) confirmation from the Escrow Trustee of the receipt by the Escrow Trustee of the following: (i) from the Purchaser, the Purchase Price; and (ii) from the Company, all amounts of interest and fees accrued to and including the Closing Date and all other amounts (other than principal) due and owing by the Company to the Bank under the Credit Agreement and (subject to the maximum amount permitted under Section 6.8(iii)) the Mortgagee under the
                                    -------
     Demand Note.


9.  TERMINATION PRIOR TO CLOSING.
     ----------------------------

      9.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing:

          (a) by mutual agreement of the Seller and the Purchaser;

          (b) (i) by the Purchaser upon written notice given to the Seller in the event that the Seller, contrary to the terms of this Agreement, fails or refuses to consummate the transactions contemplated hereby or to take any other action referred to herein necessary to consummate the transactions contemplated hereby, after affording such Seller a 30-day period after notice in which to cure such failure or refusal or
          (ii) by the Seller upon written notice given to the Purchaser in the event that the Purchaser, contrary to the terms of this Agreement, fails or refuses to consummate the transactions contemplated hereby or to take any other action referred to herein necessary to consummate the transactions contemplated hereby, after affording the Purchaser a 30-day period after notice in which to cure such failure or refusal;

          (c) (i) by the Purchaser upon notice given to the Seller if the Closing will not have taken place on or before November 30, 1999; provided that the failure of the Closing to occur on or before such date is not the result of the breach of any covenants, agreements, representations or warranties hereunder of the Purchaser or; (ii) by the Seller upon written notice given to the Purchaser if the Closing will not have taken place on or before November 30, 1999, provided that the failure of the Closing to occur on or before such date is not the result of the breach of the covenants, agreements, representations or warranties hereunder of the Seller;

          (d) either the Purchaser or the Seller upon notice given to the other if any court or Governmental Authority of competent jurisdiction will have issued a final permanent order, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

          (e) by the Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or the Seller set forth in this Agreement, or if any representation or warranty of the Company or the Seller shall have become untrue, in either case such that the conditions set forth in Sections 8.1 or 8.2 would not be
                                           --------
          satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if
                                                               --------
          such inaccuracy in the Company's or the Seller's representations and warranties or breach by the Company or the Seller is curable through the exercise of its reasonable efforts and for so long as the Company or the Seller continues to exercise such reasonable efforts, the Purchaser may not terminate this Agreement under this Section 9.1(e);
                                                                -------

          (f) by the Seller, upon a breach of any representations, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue, in either case such that the conditions set forth in Sections 8.1 or 8.2 would not be satisfied as of the time of such
             --------
          breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in the Purchaser's
                         --------
          representations and warranties or breach by the Purchaser is curable through the exercise of its reasonable efforts and for so long as the Purchaser continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 9.1(f).
                                                      -------

      9.2 Effect of Termination.   In the event of the termination of this
          ---------------------
Agreement as provided in Section 9.1, all of the obligations and liabilities of
                         -------
the parties under this Agreement shall terminate and each party hereto shall pay its own fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including without limitation the fees and expenses of attorneys, accountants and other advisors;

provided that nothing in this Section 9.2 shall relieve any party from any
--------                      -------
liability for any breach of this Agreement. Any termination of this Agreement shall not affect the parties' respective covenants and obligations under the Confidentiality Agreement.


10.  INDEMNIFICATION.
     ---------------

      10.1     Indemnification by Seller.  The Seller (sometimes referred to in
               -------------------------
this Section 10 as "Indemnitors") shall defend, indemnify and hold the Purchaser
     -------
and its officers, directors, shareholders, employees, lawyers, accountants and agents (the "Indemnified Purchaser Parties"), harmless from and against any and all claims, demands, damages, liabilities, losses, costs, interest, penalties and expenses (including reasonable attorneys' fees) of any kind or nature whatsoever (collectively, "Damages") that may be asserted against, or sustained or incurred by the Indemnified Purchaser Parties or any of them: (i) within 6 months from the Closing, as a result of a breach of any representation in

Section 5 (other than Section 5.3) or any covenant of the Seller contained in
-------               -------
Section 6 of this Agreement or (ii) within 12 months from the Closing, as a
-------
result of a breach of the representation in Section 5.3; provided, however,
                                            -------
that: (1) the amount to be indemnified by the Indemnitors to the Indemnified Purchaser Parties under this Section 10.1 shall be reduced by the amount, if
                             -------
any, actually paid by the Indemnified Purchaser Parties' insurance carrier to cover the Damages to be indemnified; (2) the Seller shall have no liability under Section 10.1(i) until the aggregate amount of Damages of the Purchaser
      -------
(after any reductions as a result of the preceding proviso) exceed $500,000 and then only for the amount that such Damages exceed $500,000; and (3) in no event shall the aggregate liability of the Seller with respect to all claims of indemnification under Section 10.1(i)exceed $500,000 and under Section 10.1(ii)
                      -------                                  -------
exceed $6,000,000.

      10.2     Indemnification by Purchaser.  The Purchaser agrees to defend,
               ----------------------------
indemnify and hold the Seller and its officers, directors, shareholders, employees, lawyers accountants and agents (the "Indemnified Seller Parties") harmless from and against any and all claims, demands, damages, liabilities, losses, costs, interest, penalties and expenses (including reasonable attorneys'
fees) of any kind or nature whatsoever which: (i) may be asserted against the Indemnified Seller Parties or sustained or suffered by the Indemnified Seller Parties based upon, related to, or arising out of a breach of any representation, warranty or covenant contained in Sections 4 and 7; and (ii) may
                                                  --------
be asserted against the Indemnified Seller Parties or sustained or suffered by the Indemnified Seller Parties based upon, or related to, or arising out of: (1) any business or transactions conducted by the Company after the Closing Date, and (2) any act or omission of the Purchaser or the Company or their respective officers, directors, shareholders, employees or agents occurring after the Closing Date and not related to sub-clause (i) above; provided, that the amount to be indemnified by the Purchaser to the Indemnified Seller Parties under this

Section 10.2 shall be reduced by the amount, if any, actually paid by the
-------
Indemnified Seller Parties' insurance carrier to cover the loss to be indemnified.

      10.3     Third Party Claims.  If a claim by a third party is made against
               ------------------
any of the indemnified parties, and if such indemnified party intends to seek indemnity with respect thereto under this Section 10, such indemnified party
                                          -------
shall promptly notify in writing the Purchaser or the

Seller, as the case may be, of such claim. If any indemnified party or parties fails to provide the foregoing written notice in a timely manner, which failure to notify results in or otherwise gives rise to any material prejudice to the defense of such claim, the indemnified party or parties shall be deemed to have waived its, his, her or their rights to indemnification under this Section 10
                                                                   -------
from the indemnifying party or parties with respect to the claim for which timely written notice was not given. The indemnifying party shall have thirty
(30) days after receipt of such notice to commence to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense therefor, and the indemnified party shall cooperate in connection therewith, provided that:

          10.3.1 the indemnifying party shall not thereby permit to exist any lien or adverse charge upon any asset of any indemnified party;

          10.3.2 the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party;

          10.3.3 the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expenses incurred by the indemnified party within the limits of this Section 10, except for counsel fees under Section 10.3.2;
                    -------                                   -------
     and

          10.3.4 the indemnified party shall have the right to employ its own counsel, at such indemnified party's expense if such indemnified party reasonably concludes that such action, suit or proceedings involves to a significant extent matters beyond the scope of the indemnity agreement contained in this Section 10, or that there may be defenses available to it
                       -------
     which are different from or additional to those available to the indemnifying party, except that the portion of such fees and expenses reasonably related to matters covered by the indemnity agreement set forth in this Section 10 shall be borne by the indemnifying party. So long as
             -------
     the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event the indemnified party shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within 30 days after receipt of the indemnified party's written notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its exclusive discretion at the expense of the indemnifying party. The indemnified party shall, however, notify the indemnifying party in writing of any compromise or settlement of any such claim.

      10.4     As Is Transaction; No Warranties:  NOTWITHSTANDING SECTION 10.1,
               ---------------------------------                  -------
AND EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND COVENANTS SET FORTH IN THIS AGREEMENT, THE SHARES AND ALL ASSETS OF THE COMPANY,

INCLUDING WITHOUT LIMITATION THE PROPERTY, IS PURCHASED AND SOLD "AS IS." THE PURCHASE PRICE AND THE TERMS AND CONDITIONS SET FORTH HEREIN ARE THE RESULT OF ARM'S-LENGTH BARGAINING BETWEEN SOPHISTICATED PARTIES OF EQUIVALENT BARGAINING POWER FAMILIAR WITH TRANSACTIONS OF THIS KIND AND REPRESENTED BY COMPETENT COUNSEL, AND SAID PRICE, TERMS AND CONDITIONS REFLECT THE FACT THAT THE PURCHASER SHALL HAVE THE BENEFIT OF, AND IS RELYING UPON, NO STATEMENTS, REPRESENTATIONS OR WARRANTIES WHATSOEVER, MADE BY OR ENFORCEABLE AGAINST THE SELLER RELATING TO THE COMPANY, THE PROPERTY OR OTHER ASSETS, EXCEPT SUCH REPRESENTATIONS AND WARRANTIES AND OTHER PROVISIONS AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. THE PURCHASER REPRESENTS, WARRANTS AND COVENANTS TO THE SELLER THAT, EXCEPT FOR THE SELLER'S AND THE COMPANY'S EXPRESS REPRESENTATIONS AND WARRANTIES AND COVENANTS SPECIFIED IN THIS AGREEMENT, THE PURCHASER IS RELYING SOLELY UPON THE PURCHASER'S OWN INVESTIGATION OF THE COMPANY AND THE PROPERTY. IF THE SELLER OBTAINS OR HAS OBTAINED THE SERVICES, OPINIONS OR WORK PRODUCT OF SURVEYORS, ARCHITECTS, ENGINEERS, ESCROW TRUSTEE, GOVERNMENTAL AUTHORITIES OR ANY OTHER PERSON OR ENTITY WITH RESPECT TO THE COMPANY OR THE PROPERTY, THEN THE PURCHASER AND THE SELLER AGREE THAT THE SELLER SHALL DO SO ONLY FOR THE CONVENIENCE OF BOTH PARTIES, AND THE RELIANCE BY THE PURCHASER UPON ANY SUCH SERVICES, OPINIONS OR WORK PRODUCT SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST THE SELLER.

THE PURCHASER HEREBY EXPRESSLY ACKNOWLEDGES THAT, PRIOR TO THE CLOSING, THE PURCHASER WILL HAVE HAD THE OPPORTUNITY TO INVESTIGATE ALL PHYSICAL AND ECONOMIC ASPECTS OF THE COMPANY AND ITS ASSETS AND TO MAKE ALL INSPECTIONS AND INVESTIGATIONS OF THE COMPANY AND THE PROPERTY WHICH THE PURCHASER DEEMS NECESSARY OR DESIRABLE TO PROTECT ITS INTERESTS IN ACQUIRING THE COMPANY AND THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ALL LICENSES AND OTHER PERMITS RELATED TO OPERATION OF THE BUSINESS, BUILDING PERMITS, CERTIFICATES OF OCCUPANCY, ENVIRONMENTAL AUDITS AND ASSESSMENTS, TOXIC SUBSTANCE REPORTS, SURVEYS, INVESTIGATION OF LAND USE AND DEVELOPMENT RIGHTS, AND THE CONDITION OF THE PROPERTY AND ALL IMPROVEMENTS THEREON (INCLUDING WITHOUT LIMITATION WITH RESPECT TO ANY ENVIRONMENTAL HAZARDS OR CONDITIONS). EXCEPT AS MAY BE SET FORTH IN THIS AGREEMENT, THE PURCHASER DOES HEREBY WAIVE, AND THE SELLER DOES HEREBY DISCLAIM, ALL WARRANTIES OF ANY TYPE OR KIND WHATSOEVER WITH RESPECT TO THE COMPANY, THE BUSINESS OR THE PROPERTY, WHETHER EXPRESS OR IMPLIED, INCLUDING, BY WAY OF DESCRIPTION BUT NOT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE.

11.  POST-CLOSING MATTERS.
     --------------------

      11.1     Survival of Representations and Warranties.  The respective
               ------------------------------------------
representations and warranties of the parties contained herein or in any certificates or the documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto, and shall survive for 6 months following the Closing, except that the representation and warranty of the Seller contained in Section 5.3 shall survive
                                                       -------
for 12 months following the Closing.

      11.2       Select Employees of Company.  The Purchaser shall retain all
                 ---------------------------
employees of the Company listed in Exhibit 5, upon similar or the same terms and
                                   -------
conditions of employment, as are effective as of the date hereof, for a minimum period of one year.


12.  MISCELLANEOUS.
     -------------

      12.1     No Public Announcement.  No party hereto shall make any public
               ----------------------
announcement concerning the transactions contemplated by this Agreement without the prior approval of the other parties, except as such announcement may be required by law or the rules and regulations of a stock exchange, in which case the party required to make the announcement shall use all reasonable efforts to provide the other party with reasonable time under the circumstances to comment on such announcement in advance of such announcement.

      12.2     Expenses.  Whether or not the transactions contemplated hereby
               --------
are consummated, the Purchaser on behalf of itself, and the Seller, on behalf of itself, shall each bear its own expenses in connection with the purchase and sale of the Shares and the other transactions contemplated by this Agreement, including the fees of attorneys, accountants, advisors, brokers, investment bankers and other representatives; provided, however, that the Purchaser shall pay all the fees, costs and expenses of Florida regulatory counsel (as selected by the Purchaser and the Seller) relating to filings with and obtaining approvals from the Division with respect to the transactions contemplated by this Agreement.

      12.3     Notices and Legal Process.  Except as otherwise provided in this
               -------------------------
Agreement, all notices and other communications and legal process shall be in writing and shall be personally delivered, transmitted by facsimile or overnight courier, as elected by the party giving such notice, addressed as follows:

          (a)  If to the Company:

               Gulfstream Park Racing Association, Inc.
               901 South Federal Highway
               Hallandale, Florida 33009
               Facsimile:     954-457-6125
               Attention:     R. Douglas Donn

               With a copy to:

               Masuda, Funai, Eifert & Mitchell, Ltd.
               One East Wacker Drive
               Suite 3200
               Chicago, Illinois 60601-2002
               Facsimile: 312-245-7467
               Attention:     Keith W. Groebe, Esq.

          (b)  If to the Seller:

               Gulfstream Holding, Inc. of Illinois
               c/o Orient Corporation
               11 F Sunshine 60 Building
               3-1-1, Higashi Ikebukuro
               Toshima-ku, Tokyo 170-6062 Japan
               Facsimile: 81-3-3985-8407
               Attention:     Mr. Akihiro Terada

               With a copy to:

               Masuda, Funai, Eifert & Mitchell, Ltd.
               One East Wacker Drive
               Suite 3200
               Chicago, Illinois 60601-2002
               Facsimile: 312-245-7467
               Attention:     Keith W. Groebe, Esq.

          (c)  If to the Purchaser:

               MI Venture Inc.
               c/o Magna International Inc.
               337 Magna Drive
               Aurora, Ontario, Canada L4G7K1
               Facsimile:     905-726-7177
               Attention:  Mr. James Nicol

               With a copy to:

               O'Melveny & Myers LLP
               400 South Hope Street
               Los Angeles, California 90071-2899
               Facsimile:     213-430-6407
               Attention:  Frederick B. McLane, Esq.

Notices shall be deemed to have been given: (i) on the date of receipt, if delivered personally, or (ii) on the next business day after transmission, if by facsimile (and appropriate confirmations have been received by the noticing party). Any party hereto may change its address or telecopier number specified above by giving written notice to the other parties hereto in the same manner as specified in this Section 12.3.
                  -------

      12.4     Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

      12.5     Waiver.  Any party may by written instrument extend the time for
               ------
the performance of any of the obligations or other acts of any other party hereunder and may waive: (1) any inaccuracies of any other party in the representations or warranties contained in this Agreement or in any document delivered pursuant hereto, (2) compliance with any of the covenants, undertakings or agreements of any other party, or satisfaction of any of the conditions to its obligations, contained in this Agreement, or (3) the performance (including performance to the satisfaction of a party or its legal counsel) by any other party of any of its obligations set out herein.

      12.6     Entire Agreement.  Unless otherwise specifically agreed in
               ----------------
writing, this Agreement and the Schedules attached hereto, together with the Acquisition Agreements, represent the entire understanding of the parties with reference to the transactions set forth herein, and supersede all prior representations, warranties, understandings and agreements heretofore made by the parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

      12.7     Binding Agreement; Assignment.  This Agreement shall be binding
               -----------------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither the Purchaser nor the Seller may transfer or assign its rights or obligations under this Agreement without obtaining the prior written consent of the other.

      12.8     Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, the laws of the State of Illinois.

      12.9     Captions.  The captions of the various Sections and subsections
               --------
hereof and on the Schedules attached hereto are for convenience of reference only, and shall not affect the meaning or construction of any provision hereof or of any such Schedules.

      12.10    Parties in Interest.  Nothing in this Agreement, whether express
               -------------------
or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

      12.11    Severability; Construction.  In the event any provision hereof is
               --------------------------
determined to be invalid or unenforceable, the remaining provisions hereof shall be deemed severable therefrom and shall remain in full force and effect.

      12.12    Schedules and Exhibits.  All Schedules referred to in this
               ----------------------
Agreement are attached hereto and are incorporated herein by this reference as if fully set forth herein. For purposes of this Agreement, any item in a Schedule relating to a specific representation and warranty shall be deemed disclosed in connection with all other representations and warranties.

      12.13    Waiver of Right to Jury Trial.  EACH PARTY HERETO KNOWINGLY,
               -----------------------------
WILLINGLY AND VOLUNTARILY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER ACQUISITION AGREEMENTS TO WHICH SUCH PARTY IS A PARTY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OR LAWYER OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT

OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT SUCH PARTY AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE ACQUISITION AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.
                  -------

                           [Signature Page to Follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

GULFSTREAM PARK RACING
ASSOCIATION, INC.



By: __________________________________________________________
Name: R. Douglas Donn
Title:    President


GULFSTREAM HOLDINGS, INC. OF ILLINOIS



By: __________________________________________________________
Name: Takeshi Doden
Title:    President



MI VENTURE INC.



By: ___________________________________________________________
Name:     James Nicol
Title: